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                                                                  Exhibit 4.5(c)

                             SUBSCRIPTION AGREEMENT

1. The undersigned ("I" or "me") hereby elects to participate in the 1998 Stock Incentive Plan (the "Plan") of Midway Games Inc. (the "Company") and subscribes to purchase the maximum whole number of shares of the Company's common stock, par value $.01 per share ("Common Stock"), as could be purchased for $____________ on the New York Stock Exchange at the closing price thereof on the last day of the Offering Period under the Plan, subject to pro-rata reduction in accordance with the Plan. My check to the Company in the amount of $__________ is enclosed with this Agreement. The Company shall pay to me any money left over after rounding down to the nearest whole number of shares. If there is a pro-rata reduction, I understand that the Company will refund to me any overpayment.

2. I have received a complete copy of the Plan, a summary of the Plan and investment risk factors. I understand that my participation in the Plan is in all respects subject to the terms of the Plan. I hereby agree to be bound by the terms of the Plan. The effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the Plan. I understand that the Company may terminate the Plan at any time prior to the last day of the Offering Period.

3. I understand and agree that prior to six (6) months after the end of the Offering Period, I may not (i) sell any shares of Common Stock purchased under this Agreement or contract to do so, (ii) have a short position in or any put or other option to dispose of any shares of Common Stock; or (iii) enter into any other transaction directly or indirectly involving Common Stock intended to reduce the economic risk of investment in the shares of Common Stock purchased under this Agreement. I also understand that until such time, the Company shall hold in escrow for me the certificate representing such shares.

4. I understand that after the end of the Offering Period, the Company shall notify me of the purchase price of the shares of Common Stock, and that unless I withdraw my subscription by the end of the business day following the receipt of such notice by delivery of a signed Notice of Withdrawal in the form of Exhibit A hereto, I shall be deemed to have irrevocably confirmed this subscription. I understand, further, that if I cease to be an Employee during the Offering Period, I will be deemed to have elected to withdraw my subscription, and this Subscription Agreement shall be void.

5. Shares purchased for me under the Plan should be issued in my name as follows:

NAME:  (Please print)
                      ------------------------------------------------------
                         (First)            (Middle)                (Last)

Employee's Social Security Number:
                                   -----------------------------------------

Employee's Address:
                       ------------------------------------------------------


6. I UNDERSTAND THAT AN INVESTMENT IN SHARES OF THE COMPANY'S COMMON STOCK INVOLVES SUBSTANTIAL RISK AND THAT THE PRICE OF THE COMPANY'S COMMON STOCK COULD DECLINE SUBSTANTIALLY. I REPRESENT THAT ANY FUNDS USED BY ME FOR THIS INVESTMENT HAVE NOT BEEN BORROWED AND THAT I HAVE SUFFICIENT PERSONAL FINANCIAL RESOURCES TO BE ABLE TO WITHSTAND A LOSS OF MY ENTIRE INVESTMENT.

Dated:
       -----------------------------           ---------------------------------
                                                      Signature of Employee






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                                    EXHIBIT A

                              NOTICE OF WITHDRAWAL

     The undersigned hereby withdraws from participation in the 1998 Stock Incentive Plan of Midway Games Inc. (the "Plan"). The undersigned understands and agrees that his or her subscription to purchase stock and receive options under the Plan is hereby terminated.

                 Name and Address of Employee:

                 -------------------------------------

                 -------------------------------------

                 -------------------------------------

                 Signature:

                 -------------------------------------

                 Date: December     , 1998
                                ----

         This Form should be returned by fax to:

                 Orrin J. Edidin
                 Vice President, Secretary and General Counsel
                 Midway Games Inc.
                 Fax No.: (773) 961-1020


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